UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 17, 2025

Entero Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37853	46-4993860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Yamato Road, Suite 502 Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 589-7020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ENTO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement

On October 17, 2025, Entero Therapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an investor (“Investor”), pursuant to which the Company may sell to the Investor in a private placement (“Offering”) up to $5,000,000 in gross proceeds: (i) Promissory Notes (“Notes”) and (ii) a common stock purchase warrant to purchase up to an aggregate of 1,520,000 shares of common stock (the “Warrant,” and the shares issuable upon exercise of the Warrant, the “Warrant Shares,” and the Notes, together with the Warrant sold under the Offering, the “Securities”). The Purchase Agreement permits subsequent Closings after the Initial Closing, for all or any portion of the remaining aggregate offering amount of the Securities not sold at the time of the Initial Closing or any subsequent Closing. The parties made customary representations and warranties, and agreed to customary covenants and indemnification provisions. The capitalized terms used herein but not otherwise defined have the meanings set forth in the Purchase Agreement.

The Company intends to use the net proceeds for general corporate purposes (which for the avoidance of doubt may include acquisitions, in the Company’s discretion), including working capital. The Initial Closing took place on October 17, 2025, pursuant to which the Company sold to the Investor: (i) a Note in the principal amount of $500,000 and (ii) a Warrant to purchase up to 200,000 shares of common stock, for gross proceeds of $500,000.

Promissory Note

The Note issued to the Investor on October 17, 2025 was in the principal amount of $500,000, with a maturity date (“Maturity Date”) of one year and one day after its date of issuance. The Company may extend the Maturity Date upon notice to the Investor for an unrestricted number of times; provided, however, that each time the Company exercises such extension option the Company can only extend the Maturity Date in increments of one year and one day. The Note is not convertible and does not bear interest. The Note’s default events include any default in the payment of the principal amount of the Note, as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise), which default is not cured within five (5) Business Days (as defined in the Note); or the Company or any Subsidiary (as defined in the Note) shall be subject to a Bankruptcy Event (as defined in the Note).

Warrant

The Warrant is exercisable on stockholder approval (such date of stockholder approval, the “Stockholder Approval Date”) and expire five years from the Stockholder Approval Date. The Warrant has an exercise price of $2.50 per share, subject to adjustment as set forth in the Warrant for stock splits, stock dividends, recapitalizations and similar customary adjustments. Additionally, during such time as the Warrant is outstanding, if the aggregate amount of proceeds invested by the Investor pursuant to the Purchase Agreement increases above the amount invested on the Initial Closing Date pursuant to subsequent Closings, if any, then the number of Warrant Shares will be adjusted, pro rata, such that the aggregate number of Warrant Shares issuable under the Warrant (as adjusted for any stock splits, stock dividends or similar corporate events) equals the product of (i) the Holder’s total Subscription Amount multiplied by (ii) 0.40, up to an maximum of 1,520,000 Warrant Shares.

The Investor may exercise the Warrant on a cashless basis if the shares of common stock underlying the Warrant are not then registered pursuant to an effective registration statement. The Investor agreed to restrict its ability to exercise the Warrant such that the number of shares of the Company’s common stock held by the Investor and its affiliates after such exercise does not exceed a Beneficial Ownership Limitation of 4.9% of the Company’s then issued and outstanding shares of common stock.

Pursuant to the Purchase Agreement, the Company agreed to hold a shareholder meeting to obtain Stockholder Approval as soon as practicable following preparation of any required financial statements for a proxy statement for a special or annual meeting. If the Company does not obtain Stockholder Approval at such meeting, the Company shall call a stockholder meeting each 90 days thereafter to seek Stockholder Approval until the earlier of the date on which Stockholder Approval is obtained or the Warrant is no longer outstanding.

Also pursuant to the Purchase Agreement, the Company agreed to file a registration statement as soon as practicable providing for the resale by the Investor of the Warrant Shares.

The foregoing descriptions of each of the Purchase Agreement, the Note, and the Warrant do not purport to be complete and are each qualified in their entirety by reference to the full text of the Purchase Agreement, the form of Note and Warrant, copies of which are filed as Exhibits 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K (“Form 8-K”) and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement.
10.2	Form of Promissory Note.
10.3	Form of Warrant.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entero Therapeutics, Inc.

October 22, 2025	By:	/s/ Jason D. Sawyer
	Name:	Jason D. Sawyer
	Title:	Interim Chief Executive Officer